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                                                                  EXHIBIT 10.7


                                   FVC.COM, INC.
                   1997 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

                             NONSTATUTORY STOCK OPTION



_________________________________, Optionee:

     On ______________________, 19__, an option was automatically granted to you (the "Optionee") pursuant to the FVC.COM, Inc. (the "Company") 1997 Non-Employee Directors' Stock Option Plan (the "Plan") to purchase shares of the Company's common stock ("Common Stock"). This option is NOT intended to qualify and will not be treated as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     The grant hereunder is in connection with and in furtherance of the Company's compensatory benefit plan for participation of the Company's non-employee directors. Defined terms not explicitly defined in this agreement but defined in the Plan shall have the same definitions as in the Plan.

     The details of your option are as follows:

     1. The total number of shares of Common Stock subject to this option is _________ thousand (_0,000).

     2.   The exercise price of this option is _____________________($______)
per share, such amount being equal to the Fair Market Value (as defined in the Plan) of the Common Stock on the date of grant of this option.

     3. Subject to the limitations contained herein, ten percent (10%) of the shares will vest (become exercisable) on ____________________, 19__ (which shall be the date six months following the grant date) and .0548% of the shares will then vest each day thereafter until either (i) you cease to provide services to the Company for any reason, or (ii) this option becomes fully vested.

     4. (a) This option may be exercised, to the extent specified above, by delivering a Notice of Exercise (in the form provided by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require pursuant to Section 6 of the Plan. This option may only be exercised for whole shares.

          (b) You may elect to pay the exercise price under one of the following alternatives:

               (i) Payment of the exercise price per share in cash at the time of exercise;

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               (ii)  Provided that at the time of the exercise the Common
Stock is publicly traded and quoted regularly in The Wall Street Journal, payment by delivery of shares of Common Stock already owned by you, held for the period required to avoid a charge to the Company's reported earnings, and owned free and clear of any liens, claims, encumbrances or security interest, which Common Stock shall be valued at its Fair Market Value on the date preceding the date of exercise; or

               (iii) Payment by a combination of the methods of payment specified in subparagraphs (i) and (ii) above.

          Notwithstanding the foregoing, this option may be exercised pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which results in the receipt of cash (or check) by the Company either prior to the issuance of shares of the Common Stock or pursuant to the terms of irrevocable instructions issued by you prior to the issuance of shares of the Common Stock.

          (c) By exercising this option you agree that the Company may require you to enter an arrangement providing for the cash payment by you to the Company of any tax withholding obligation of the Company arising by reason of the exercise of this option.

     5. Notwithstanding anything to the contrary contained herein, this option may not be exercised unless the shares issuable upon exercise of this option are then registered under the Securities Act or, if such Shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

     6. The term of this option is ten (10) years measured from the grant date, subject, however, to earlier termination upon your termination of service, as set forth in Section 6 of the Plan.

     7. Any notices provided for in this option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the address specified below or at such other address as you hereafter designate by written notice to the Company.

     8. This option is subject to all the provisions of the Plan, a copy of which is attached hereto, and its provisions are hereby made a part of this option, including without limitation the provisions of Section 6 of the Plan relating to option provisions, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this option and those of the Plan, the provisions of the Plan shall control.

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Dated the ____ day of ______________________________________, 19__.


                                       Very truly yours,
                                       FVC.COM, INC.


                                       By: _________________________________
                                              Duly authorized on behalf
                                              of the Board of Directors

ATTACHMENTS:

1997 Non-Employee Directors' Stock Option Plan

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The undersigned:

          (a) Acknowledges receipt of the foregoing option and the attachments referenced therein and understands that all rights and liabilities with respect to this option are set forth in the option and the Plan;

          (b) Acknowledges that as of the date of grant of this option, it sets forth the entire understanding between the undersigned optionee and the Company and its Affiliates regarding the acquisition of Common Stock in the Company and supersedes all prior oral and written agreements on that subject with the exception of (i) the options and any other stock awards previously granted and delivered to the undersigned under stock award plans of the Company, and (ii) the following agreements only:

          NONE: ____________________________________
                            (Initial)

          OTHER: ___________________________________
                 ___________________________________
                 ___________________________________


                                       ______________________________________
                                       OPTIONEE

                                       Address: _____________________________
                                       ______________________________________
                                       ______________________________________


                                       4.